Registration Statement No. 333-119597

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8 POS

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933, AS AMENDED

TRANSGLOBE ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Alberta	N/A
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

330 – 5th Avenue S.W., Suite 2900
Calgary, Alberta
Canada T2P 0L4
(403) 264-9888
(Address of Principal Executive Offices)

TRANSGLOBE ENERGY CORPORATION AMENDED AND RESTATED
STOCK OPTION PLAN
EFFECTIVE MAY 26, 2004
(Full Title of Plan)

John L. Mericle
Harris, Mericle, & Wakayama, P.L.L.C.
Suite 3210
999 Third Avenue
Seattle, Washington 98104
(206) 621-1818
(Name, Address and Telephone Number of Agent for Service of Process)

TOTAL OF SEQUENTIALLY NUMBERED PAGES: 19
EXHIBIT INDEX ON SEQUENTIALLY NUMBERED PAGE: 4

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered*	Proposed Maximum Offering Price Per Share**	Proposed Maximum Aggregate Offering Price**	Amount of Fee
Common Stock, no par value	5,409,643 Common Shares***	$3.28	$17,743,629.04	$2,248.12

*	Pursuant to Rule 416(a), this Registration Statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

**
Pursuant to Rule 457(h), the maximum offering price has been calculated, solely for the purpose of determining the registration fee, in accordance with Rule 457(c) based upon the average of the high and low sales prices of the Common Shares, as quoted on the American Stock Exchange, on October 4, 2004.

***	Registering 5,409,643 shares for the TransGlobe Energy Corporation 2004 Stock Option Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The Section 10(a) prospectus, to be delivered to participants under the plan to which this registration statement relates, is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The documents listed below are incorporated by reference in this registration statement.

     (a)     The Registrant's Annual Report on Form 40-F for the Registrant's fiscal year ended December 31, 2003.

     (b)     All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the Registrant's document referred to in (a) above.

     (c)     The description of the Registrant's Common Stock contained in the Registrant's registration statement on Form 20-F (Registration Number 0-11378) filed with the Securities and Exchange Commission and all amendments and reports for the purpose of updating such description. (Please Note: The Registrant returned to its previous status as a "foreign private issuer", as defined in Rule 3b-4(c), effective as of the beginning of its fiscal year on October 1, 1997).

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that securities offered have been sold or which de-registers all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  DESCRIPTION OF SECURITIES

Not Applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

None.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the Business Corporations Act (Alberta) and the Registrant's by-laws, except in respect of an action by or on behalf of the Registrant or a body corporate to procure a judgment in its favour, the Registrant may indemnify (i) a present or former director or officer of the Registrant, or (ii) a person who acts or acted at the Registrant's request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and (iii) the director's or officer's heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the director or officer in respect of any civil, criminal or administrative action or proceeding to which the director or officer is made a party by reason of being or having been a director or officer of the Registrant or body corporate, if:

(a)	the director or officer acted honestly and in good faith with a view to the best interests of the Registrant; and

(b)
in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer had reasonable grounds for believing that the director's or officer's conduct was lawful.

Notwithstanding the foregoing, a person referred to above is entitled to indemnity from the Registrant in respect of all costs, charges and expenses reasonably incurred by the person in connection with the defence of any civil, criminal or administrative action or proceeding to which the person is made a party by reason of being or having been a director of officer of the Registrant or body corporate, if the person seeking indemnity:

(c)	was substantially successful on the merits in the person's defence of the action or proceeding;

(d)	fulfills the conditions set out in paragraphs (a) and (b) above; and

(e)	is fairly and reasonably entitled to indemnity.

In addition, the Registrant may, with the approval of the Court of Queen's Bench of Alberta, indemnify a person referred to above in respect of an action by or on behalf of the Registrant or body corporate to procure a judgment in its favour, to which the person is made a party by reason of being or having been a director or an officer of the Registrant or body corporate, against all costs, charges, and expenses reasonably incurred by the person in connection with the action if the person fulfils the conditions set out in paragraphs (a) and (b) above.

The Registrant maintains directors' and officers' insurance for its directors and officers only, but as at the date hereof has not requested that any individual act as a director or office of another body corporate.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

None.

Item 8.  EXHIBITS

Exhibit Number	Exhibit

5.1	Opinion of Counsel as to the validity of the securities being registered.

10.1	TransGlobe Energy Corp. 2004 Stock Option Plan.

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Counsel (contained in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

Item 9.  UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta , on this 4th day of October, 2004.

TRANSGLOBE ENERGY CORPORATION

By: s/s Ross Clarkson

Ross G. Clarkson, President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Ross G. Clarkson and David Ferguson, or any of them, his attorney-in-fact, with the power of substitution, for them in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

s/s "Ross Clarkson"	President, Chief Executive Officer	October 4, 2004
Ross G. Clarkson

s/s "David Ferguson"	Chief Financial Officer	October 4, 2004
David Ferguson

s/s "Geoffrey Chase"	Director	October 4, 2004
Geoffrey C. Chase

s/s "Erwin Noyes"	Director	October 4, 2004
Erwin L. Noyes

s/s "Robert Halpin"	Director	October 4, 2004
Robert A. Halpin

s/s "Lloyd Herrick"	Director	October 4, 2004
Lloyd Herrick

s/s "Fred Dyment"	Director	October 4, 2004
Fred J. Dyment

Exhibit Index

Exhibit Number	Exhibit	Page

5.1	Opinion of Counsel as to the validity of the securities being registered.	8

10.1	TransGlobe Energy Corp. 2004 Stock Option Plan.	9

23.1	Consent of Deloitte & Touche LLP	19

23.2	Consent of Counsel (contained in Exhibit 5.1).	8

24.1	Power of Attorney (included on signature page).	5,6

Exhibits 5.1, 23.2

[Opinion and Consent of Burnet, Duckworth & Palmer LLP as to the validity of the shares to be issued]

September 13, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sirs/Mesdames:

Re:	TransGlobe Energy Corporation Registration Statement on Form S-8 Registering Shares Issuable Under the TransGlobe Energy Corporation's 2004 Stock Option Plan

We are Canadian counsel for TransGlobe Energy Corporation (the "Company"). We write to provide our opinion in connection with the filing of the Registration Statement on Form S-8 of the Company registering 5,409,643 common shares of the Company's Common Stock issuable pursuant to the exercise of stock options granted or that may be granted by the Company pursuant to its 2004 Stock Option Plan (the "Plan").

We have made or caused to be made such investigations and examined originals or copies certified or otherwise identified to our satisfaction, of such records and corporate proceedings, certificates and other documents that we have considered relevant to this opinion. We have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified or confirmed copies or facsimiles.

The opinions expressed herein are limited to the application of the laws of the province of Alberta and the laws of Canada applicable therein, in effect on the date hereof.

Based on and subject to the foregoing, we are of the opinion that the Common Stock issuable by the Company pursuant to the exercise of options granted under the Plan, when issued against receipt of the consideration therefor in accordance with the provisions of the Plan and the definitive option agreements governing the issuance of the options, will be validly issued, fully paid and non-assessable upon the exercise of the stock options in accordance with the terms thereof.

This opinion may be delivered only to the Securities and Exchange Commission (the "SEC") and is solely for the benefit of the SEC in connection with the filing of the Registration Statement on Form S-8 of the Company. This opinion may not be relied upon by the SEC for any other purpose or by any other person, firm, or corporation for any purpose without the prior written consent of this firm.

We hereby consent to the filing of this opinion as an exhibit to the registration statement referred to above and the use of our name wherever it appears in said registration statement.

Respectfully submitted,

(signed) "Burnet, Duckworth & Palmer LLP"

Exhibit 10.1

TransGlobe Energy Corporation 2004 Stock Option Plan.

TRANSGLOBE ENERGY CORPORATION
AMENDED AND RESTATED
STOCK OPTION PLAN
Effective as of May 26, 2004

The Board of Directors of TransGlobe Energy Corporation ("TransGlobe" or the "Corporation") has established a stock option plan (the "Plan") governing the issuance of stock options (the "Options") to directors, officers and employees of the Corporation or subsidiaries of the Corporation and persons or corporations who provide services to the Corporation or its subsidiaries on an on-going basis, or have provided or are expected to provide a service or services of considerable value to the Corporation or its subsidiaries.

The terms and conditions of the Plan for issuance of Options are as follows:

1.	Purposes

The principal purposes of the Plan are:

	(a)	to retain and attract qualified directors, officers, employees and service providers which the Corporation and its Subsidiaries require;

	(b)	to promote a proprietary interest in the Corporation and its Subsidiaries;

	(c)	to provide an incentive element in compensation; and

	(d)	to promote the profitability of the Corporation and its Subsidiaries.

2.	Defined Terms

Where used herein, the following terms shall have the following meanings, respectively:

	(a)	"Board" means the board of directors of the Corporation;

(b)
"Common Shares" means the common shares of the Corporation or, in the event of an adjustment contemplated by Article 13 hereof, such other Common Shares to which a Participant may be entitled upon the exercise of an Option as a result of such adjustment;

	(c)	"Corporation" means TransGlobe Energy Corporation, and includes any successor corporation thereof;

(d)
"Exchange" means the Toronto Stock Exchange or, if the Common Shares are not then listed and posted for trading on the Toronto Stock Exchange, on such stock exchange in Canada on which such shares are listed and posted for trading as may be selected for such purpose by the Board;

(e)
"Insider" means an insider as defined in subsection 1(i) of the Securities Act (Alberta) and includes an associate, as defined in subsection 1(a.1) of the Securities Act (Alberta), as such provisions are from time to time amended, varied or re enacted, of any insider;

(f)
"Market Price" per Common Share at any date shall be as defined in the Company Manual of the Exchange (or, if the Common Shares are not then listed and posted for trading on the Exchange, on such stock exchange in Canada on which such shares are listed and posted for trading as may be selected for such purpose by the Board). In the event that the Common Shares are not listed and posted for trading on any stock exchange in Canada, the Market Price shall be determined by the Board in its sole discretion;

	(g)	"Option" means an option to purchase Common Shares granted by the Board to Participants, subject to the provisions contained herein;

	(h)	"Option Price" means the price per share at which Common Shares may be purchased under the Option, as the same may be adjusted in accordance with Articles 4 and 13 hereof;

	(i)	"Participants" means persons, firms or corporations:

(i)
who are employees (full-time or part-time), officers or directors of the Corporation or its Subsidiaries, or who are providing services to the Corporation or its Subsidiaries on an on-going basis, or have provided or are expected to provide a service or services of considerable value to the Corporation or its Subsidiaries; or

(ii)
subject to applicable laws, a person investing in (including lending money to) TransGlobe who is considered by The Toronto Stock Exchange to be an insider or an associate of an insider or otherwise not acting at arm's length to TransGlobe and thus not entitled to receive warrants which would otherwise be granted by TransGlobe in connection with such investment in TransGlobe ("Investor"); and

(iii) in the case of (a) or (b) above, who the Board of Directors of the Corporation determines should receive Options.

Options may also be granted to corporations which are controlled by an Participant. Unless the context otherwise requires, the term Participant as used herein, shall include any such corporation.

	(j)	"Plan" means the stock option plan of the Corporation, as the same may be amended or varied from time to time; and

	(k)	"Subsidiary" means a person or company considered to be a subsidiary entity of another person or company as described in clause 1.2(3) of Ontario Securities Commission Rule 45- 501.

3.	Administration of the Plan

(a)
The Plan shall be administered by the Board. The Corporation shall effect the grant of Options under the Plan, in accordance with determinations made by the Board pursuant to the provisions of the Plan as to:

(i) Participants to whom Options will be granted; and

(ii) the number of Common Shares which shall be the subject of each Option;

by the execution and delivery of instruments in writing in form approved by the Board.

(b)
The Board may, from time to time, adopt such rules and regulations for administering the Plan as it may deem proper and in the best interests of the Corporation and may, subject to applicable law, delegate its powers hereunder to administer the Plan to a committee of the Board.

4. Granting of Options

The Board from time to time shall grant Options to Participants. The grant of Options will be subject to the conditions contained herein and may be subject to additional conditions determined by the Board from time to time.

The aggregate number of Common Shares that may be issued pursuant to the exercise of Options awarded under the Plan and all other share compensation arrangements of the Corporation is as set forth in "Schedule A" hereto, subject to the following limitations:

the aggregate number of Common Shares reserved for issuance to any one person under the Plan, together with all other share compensation arrangements of the Corporation, shall not exceed 5% of the outstanding issue of Common Shares;

(a)
the aggregate number of Common Shares reserved for issuance to Insiders pursuant to the Plan, and all other share compensation arrangements of the Corporation, within a one-year period, shall not exceed 10% of the outstanding issue of Common Shares;

(b)
the aggregate number of Common Shares reserved for issuance to any one Insider and such Insider's associates pursuant to the Plan, and all other share compensation arrangements of the Corporation, shall not exceed 5% of the outstanding issue of Common Shares;

(c)
the aggregate number of Common Shares reserved for issuance to Consultants pursuant to the Plan, and all other share compensation arrangements of the Corporation, shall not exceed 2% of the outstanding issue of Common Shares; and

(d)
the aggregate number of Common Shares reserved for issuance to any single Consultant under the Plan, and all other share compensation arrangements of the Corporation, within any one-year period, shall not exceed 1% of the outstanding issue of Common Shares.

Common Shares in respect of which Options are not exercised shall be available for subsequent Options. No fractional Common Shares may be purchased or issued under this Plan. For the purposes of this section, "outstanding issue" is determined on the basis of the number of Common Shares that are outstanding immediately prior to the issuance in question, excluding Common Shares issued pursuant to share compensation arrangements over the preceding one-year period.

The Option Price shall be fixed by the Board but under no circumstances shall any Option Price at the time of the grant be lower than the Market Price per Common Share or such other minimum price as may be required by any stock exchange on which the Common Shares are listed at the time of grant. Notwithstanding the foregoing, in certain circumstances, such as when an option is offered to an individual as an inducement to secure employment, the Option Price may be otherwise determined, but only with the prior consent of all stock exchanges on which the Common Shares are at that time listed.

The term of Options granted shall be determined by the Board in its discretion, to a maximum of 10 years from the date of the grant of the Option. The vesting period or periods within this period during which an Option or a portion thereof may be exercised by a Participant shall be determined by the Board.

5. Exercise Price

The exercise price of each Stock Option shall be determined in the discretion of the Board of Directors of the Corporation at the time of the granting of the Stock Option, provided that the exercise price shall not be lower than the Market Price.

6. Term and Conditions of Options

The following general provisions shall apply to all Options granted by the Corporation (subject to such additional limitations as may be determined by the Board and set forth in the definitive option agreement between the Corporation and the Participant):

(a)	The latest date on which an option may be exercised will be the tenth anniversary of the date the option was granted.

(b)
Except in the case of options granted to Investors as such, 50% of the options granted to each optionee under the Plan will become vested and exercisable on the six-month anniversary of the grant date, or at such other time as may be established by the Board at the time of the grant, and the balance on the first anniversary of the grant date or such other time or times as determined by the Board at the time of grant.

(c)
Any exercise of an option must be in writing, signed by the proper person and delivered or mailed to TransGlobe, accompanied by any documents required by the Board and payment in full as provided below for the number of Common Shares for which the option is exercised.

(d)	An optionee will have no rights as a shareholder of TransGlobe with respect to any Common Shares covered by any option until such time as and to the extent only that such option has been exercised.

(e)
If any optionee ceases to be eligible for a grant of options under this plan for any reason (a "Termination"), except the death of an optionee or by reason of retirement pursuant to an established retirement policy of the Board and except in the case of options granted to Investors as such, all options granted to the optionee under the Plan and then held by the optionee will, to the extent such options were exercisable immediately prior to Termination, continue to be exercisable by the optionee for a period of 30 days following Termination or until the expiration date of the option if earlier.

(f)
If Termination is by reason of retirement pursuant to an established retirement policy of the Board, all options held by the retiring optionee will become vested and exercisable, to the extent not already vested and exercisable, immediately prior to retirement, and they continue to be exercisable until their original expiration date.

(g)
Except in the case of options granted to Investors as such, in the event of the death of an optionee all options granted to the optionee under the Plan and held by the optionee immediately before death will, to the extent such options were exercisable at that time, continue to be exercisable by the legal representative of the optionee for a period of 6 months following the death of the optionee or until the expiration date of the option if earlier. After such time, the options will terminate.

(h)
The Corporation's retirement policy for directors is that if a director either resigns or agrees not to be re-nominated by management for election at the next annual general meeting, then so long as the director has served as director of the Corporation or of one of its subsidiaries for at least two years, then such director's Options shall not terminate thirty days following the time such director ceases to be a director but, rather, shall continue until the earlier of the expiration date of the option and one year following the time such director ceases to be a director.

In addition, but limiting the generality of the foregoing or the discretion of the Board, the Board of Directors may determine:

(a)	that a Stock Option is exercisable only during the term of employment of the Participant receiving it or during such term and for a limited period of time after termination of employment;

(b)	that a Stock Option can be exercisable for a period of time or for its remaining term after the death, disability or incapacity of an Participant;

(c)	that only a portion of a Stock Option is exercisable in a specified period;

(d)
that the unexercised portion of a Stock Option is "cumulative" so that any portion of a Stock Option exercisable (but not exercised) in a specified period may be exercised in subsequent periods until the Stock Option terminates; or

(e)	that a Stock Option may provide for early exercise and/or termination or other adjustment in the event of a death of a person;

and other appropriate terms in other circumstances, such as if the Corporation shall resolve to sell all or substantially all of its assets, to liquidate or dissolve, or to merge, amalgamate, consolidate or be absorbed with or into any other corporation, if a take-over bid is made for Common Shares of the Corporation, or if any change of control of the Corporation occurs, subject to the provisions of Section 12 with respect to Unsolicited Offers (as hereinafter defined).

7. Additional Provisions Concerning U.S. Optionees

(a)	Options granted to an Employee subject to personal income tax under the United States Internal Revenue Code (the "Code"), (such Employee referred to in this Section as a "U.S.

Employee") will be Incentive Options as that term is defined in the Code.

(b)
Options granted to an optionee who is subject to personal income tax under the Code who is not an Employee will not be Incentive Options, and any written agreement with such an optionee for a grant of options under the Plan will state that the options granted thereunder are Non-Qualifying Options for U. S. income tax purposes.

(c)	In addition to the terms and conditions of options granted under the Plan listed in Section 6 above, options granted to a U.S, Employee will be subject to the following terms and conditions:

(i) options will be designated in the written option agreement between the U.S. Employee and TransGlobe as Incentive Options; and

(ii)
if the U.S. Employee is directly or indirectly the beneficial owner of 10% or more of the combined voting power of all classes of shares in the capital of TransGlobe or a Subsidiary at the time an option is granted to the U.S. Employee, the exercise price of such option will be equal to at least 110% of the Market Price of TransGlobe's Common Shares.

(d)	If a U.S. Employee is granted options under the Plan, the written option agreement with the U.S. Employee will contain acknowledgements by the U.S. Employee that:

(i)
notwithstanding a designation of options granted to a U.S. Employee as Incentive Options, to the extent that the aggregate Market Price of the Common Shares subject to options which are exercisable for the first time by any U.S. Employee during any calendar year exceeds US $100,000, such excess options will not be treated as Incentive Options; and

	(ii)	in order for options granted under the Plan to be treated as Incentive Options:

(A)
Common Shares purchased on the exercise of an option must not be sold or otherwise disposed of within 2 years from the date the option was granted, or within 1 year from the date the option was exercised, and

(B)
the U.S. Employee must maintain his status as a U.S. Employee at all times during the period beginning on the date the option is granted and ending on the date 30 days before the date the option is exercised.

(e)
The acknowledgement of the U. S. Employee in (d)(ii)B above does not confer upon the U.S. Employee any right with respect to continuation of his employment relationship with TransGlobe, nor will it interfere in any way with TransGlobe's right to terminate his employment relationship at any time, with or without cause.

8. Non-Assignability

Options shall not be assignable or transferable by the Participants, except for a limited right of assignment to allow the exercise of Options by an Participant's legal representative in the event of death or incapacity, subject to the terms upon which the Stock Option is granted.

9. Payment of Exercise Price

Except as provided in Section 10, all Common Shares issued pursuant to the exercise of a Stock Option shall be paid for in full by cash, bank draft or money order at the time of exercise of the Stock Option and prior to the issue of the shares. All Common Shares of the Corporation issued in accordance with the foregoing shall be issued as fully paid and non-assessable Common Shares.

10. Surrender of Options in Lieu of Exercise

Where the Common Shares are listed and posted for trading on the Toronto Stock Exchange, the Board of Directors may from time to time in its sole discretion, permit Options to be surrendered, unexercised to the Corporation in consideration of the receipt by the holder of such Options of an amount (the "Settlement Amount") equal to the excess, if any, of the aggregate fair market value of the shares (based on the Market Price (as hereinafter defined) of the Common Shares on the Toronto Stock Exchange on the trading day immediately preceding the Surrender Date as herein defined) able to be purchased pursuant to the vested and exercisable portion of such Options on the date of surrender (the "Surrender Date"), over the aggregate Exercise Price for those Common Shares pursuant to those Options. The Settlement Amount is payable in cash, Common Shares or a combination thereof, as the Board of Directors may from time to time in its discretion determine. For greater certainty, those Common Shares underlying the unexercised Options that are the subject of retirement in consideration for a Settlement Amount, are deemed to be included in the number of total Common Shares for which Options may be granted under the Plan.

11. Non-Exercise

If any Stock Option granted pursuant to the Plan is not exercised for any reason whatsoever, the shares reserved and authorized for issuance pursuant to such Stock Option shall revert to the Plan and shall be available for other Options, however, at no time shall there by outstanding Options exceeding in the aggregate the number of Common Shares of the Corporation reserved for issuance pursuant to Options under this Plan.

12. Change of Control

Notwithstanding the terms of this Plan, where an Unsolicited Offer for the Common Shares is made, all unexercised and unvested outstanding Options granted under the Plan shall vest and become immediately exercisable in respect of any and all Common Shares for which the holder of Options has not exercised the Options (notwithstanding that an agreement relating to the grant of Options states that those Options are exercisable only during a later period or year)

For the purposes hereof, an "Unsolicited Offer" means an Offer in respect of which neither the Board of Directors of the Corporation nor management of the Corporation solicited, sought out, or otherwise arranged for the offeror party to make such Offer. For the purposes hereof, "Offer" means an offer made generally to the holders of Common Shares in one or more jurisdictions to acquire, directly or indirectly, the Common Shares and which is in the nature of a "takeover bid" as defined in the Securities Act (Alberta) and, where the Common Shares are listed and posted for trading on a stock exchange, not exempt from the formal bid requirements of the Securities Act (Alberta). Any Stock Option remaining unexercised following the earlier of the withdrawal of such Unsolicited Offer and the expiry of such Unsolicited Offer in accordance with its terms again becomes subject to the original terms of the agreement relating to the grant of Options as if the Unsolicited Offer had not been made.

13. Adjustment in Certain Circumstances

In the event:

(a)	of any change in the Common Shares of the Corporation through subdivision, consolidation, reclassification, amalgamation, merger or otherwise; or

(b)
of any stock dividend to holders of Common Shares of the Corporation (other than such stock dividends issued at the option of shareholders of the Corporation in lieu of substantially equivalent cash dividends); or

(c)	that any rights are granted to holders of Common Shares to purchase Common Shares of the Corporation at prices substantially below fair market value; or

(d)	that as a result of any recapitalization, merger, consolidation or otherwise the Common Shares of the Corporation are converted into or exchangeable for any other shares;

then in any such case the Board of Directors of the Corporation may make such adjustment in the Plan and in the Options granted under the Plan as the Board of Directors of the Corporation may in its sole discretion deem appropriate to prevent substantial dilution or enlargement of the rights granted to, or available for, holders of Options, and such adjustments may be included in the Options.

14. Expenses

All expenses in connection with the Plan shall be borne by the Corporation.

15. Compliance with Laws

The Corporation shall not be obliged to issue any shares upon exercise of Options if the issue would violate any law or regulation or any rule of any governmental authority or stock exchange. The Corporation shall not be required to issue, register or qualify for resale any shares issuable upon exercise of Options pursuant to the provisions of a prospectus or similar document, provided that the Corporation shall notify The Toronto Stock Exchange or any other stock exchange on which the shares of the Corporation are listed and any other appropriate regulatory bodies in Canada of the existence of the Plan and the issuance and exercise of Options.

Transactions under the plan are intended to comply with all relevant provisions of law, including, without limitation, the United States Securities Act of 1933 and the regulations thereunder, all applicable conditions of Rule 16b-3 or its successors under Section 16 of the United States Securities Exchange Act of 1934, the Securities Act and the regulations thereunder of the province in which TransGlobe is resident and the provinces in which optionees may reside, and the requirements of The Toronto Stock Exchange, the Nasdaq Stock Market, Inc. ("NASDAQ"), and any other stock exchange or market upon which the Common Shares may then be listed or quoted (together, the "Applicable Laws"). To the extent any provision of the Plan or action by the Board fails to so comply, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

TransGlobe will not be obligated to issue and deliver any Common Shares pursuant to the exercise of any option until, in the opinion of TransGlobe's counsel, all Applicable Laws have been complied with. Without limiting the generality of the foregoing, TransGlobe may require from the person exercising the option such investment representation, undertaking or agreement, if any, as counsel for TransGlobe may consider necessary in order to comply with the Applicable Laws.

16. Form of Stock Option Agreement

All Options shall be issued by the Corporation in a form which meets the general requirements and conditions set forth in this Plan and the requirements of the Exchange or such other exchange on which the shares of the Corporation are listed from time to time.

17. Amendments and Termination of Plan

The Corporation shall retain the right to amend from time to time or to terminate the terms and conditions of the Plan by resolution of the Board of Directors of the Corporation. Any amendments shall be subject to the prior consent of any applicable regulatory bodies, including any stock exchange on which the Corporation's shares are listed. Amendments and termination shall take effect only with respect to Options issued thereafter, provided that they may apply to any Options previously issued with the mutual consent of the Corporation and the Participants holding such Options.

18. Administration of the Plan and Regulation

The Plan will be administered by the Board of Directors of TransGlobe (the "Board"). The Board may delegate the administration of the Plan to a committee, in which case all references to the "Board" hereunder will refer to the committee, except only the Board of Directors may allot shares and specify the price at which they are to be issued. The Board will have authority, consistent with the Plan:

(a)	to issue options priced in accordance with the formula set forth in this Plan;

(b)
to prescribe the form of certificate evidencing grants of options to Canadian optionees and the form of agreement evidencing grants of options to US optionees and the form of certificate evidencing grants of options to Investors (as defined hereafter) as such (which may be in the form of a warrant) and any other instruments required under the Plan and to change such forms from time to time;

(c)
to adopt, amend and rescind rules and regulations for the administration of the Plan, provided however, that except as specified in Section 13, no amendment which would increase the maximum number of Common Shares for which options may be granted will be made by the Board without the approval of shareholders and regulatory authorities under Applicable Laws; and

(d)
to interpret and administer the Plan and to decide all questions and settle all controversies that may arise in connection with the Plan, all of which decisions of the Board will be final and conclusive.

19. Tax Consequences of Plan

Notwithstanding Section 7, TransGlobe does not assume responsibility for the income or other tax consequences for optionees or persons eligible under the Plan and they are advised to consult with their own tax advisors.

20. Applicable Law

This Plan shall be governed by and construed in accordance with the laws in force in the Province of Alberta.

21. Stock Exchange

To the extent applicable, the issuance of any shares of the Corporation pursuant to Options issued pursuant to this Plan is subject to approval of the Plan by the Toronto Stock Exchange or other stock exchange upon which the Corporation's Common Shares are listed, and the Plan shall be subject to the ongoing requirements of such exchange.

SCHEDULE "A"

There are presently 5,409,643 Common Shares reserved for issuance under this Plan, provided that if the proposed amendments to the Toronto Stock Exchange Company Manual are implemented as proposed, then, subject to requisite Board approval, on the day of such amendment, the aggregate number of Common Shares that may be issued pursuant to the exercise of Options awarded under the Plan and all other share compensation arrangements of the Corporation shall be 10% of the Common Shares outstanding from time to time, and the Plan shall be amended to this effect, without any further approval required on behalf of the shareholders.

Exhibit 23.1

[Consent of Deloitte & Touche LLP]

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of TransGlobe Energy Corporation on Form S-8 of our report dated February 27, 2004 appearing in the Annual Report on Form 40-F of TransGlobe Energy Corporation for the year ended December 31, 2003.

Calgary, Alberta, Canada	(signed) "Deloitte & Touche LLP"
September 3, 2004	Chartered Accountants